EXCITE, INC.                                                       EXHIBIT 11.01
STATEMENT OF EARNINGS PER SHARE

                                              THREE MONTHS ENDED                          SIX MONTHS ENDED
                                                   JUNE 30,                                   JUNE 30,

                                     -------------------------------------      -------------------------------------
                                           1996                1995                    1996                 1995
                                     -----------------   -----------------      -------------------   ---------------
Shares used in computation of
  net loss per share:

PRIMARY

   Average common shares
     outstanding during the period      11,117,713             888,884                6,003,299             888,884
   Shares relating to SAB No. 64
     and 83                                      -           9,672,674                4,836,377           9,672,674
                                     =================   =================      ===================   =================

   Shares used in computing per
     share amounts                      11,117,713          10,561,558               10,839,636          10,561,558
                                     =================   =================      ===================   =================
FULLY DILUTED

   Average common share outstanding
     during the period                  11,117,713             888,884                6,003,299             888,884

   Shares relating to SAB No. 64
     and 83                                      -           9,672,674                4,836,337           9,672,674
                                     -----------------   -----------------      ===================   =================

   Shares used in computing per
     share amounts                      11,117,713          10,561,558               10,839,636          10,561,558
                                     =================   =================      ===================   =================
   Net loss                            $(6,988,320)       $   (173,287)            $(10,649,230)       $   (294,510)
                                     =================   =================      ===================   =================

   NET LOSS PER SHARE

   Primary                            $      (0.63)       $      (0.02)          $      (0.98)       $      (0.03)
                                     =================   =================      =================   =================
   Fully Diluted                      $      (0.63)       $      (0.02)          $      (0.98)       $      (0.03)
                                     =================   =================      =================   =================


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